Exhibit 10.9

PHG/CWP/kt

10/24/07

THIRD LEASE AMENDMENT

THIS THIRD LEASE AMENDMENT (the “Amendment”) is executed this 8th day of November, 2007 and effective as of the 1st day of October, 2007 by and between DUGAN FINANCING LLC, a Delaware limited liability company (“Landlord”), and GAIAM, INC., a Colorado corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Duke-Weeks Realty Limited Partnership, as predecessor in interest to Landlord, and Tenant entered into a certain lease dated December 16, 1999, as amended April 12, 2000 and October 5, 2005 (collectively, the “Lease”), whereby Tenant leases from Landlord certain premises consisting of approximately 208,120 square feet of space (the “Leased Premises”) in a building commonly known as World Park at Union Centre, Building No. 8, located at 9107 Meridian Way, Cincinnati, Ohio 45069; and

WHEREAS, Tenant is currently holding over in the Leased Premises and Landlord and Tenant desire to extend the Lease Term; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such extension and other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.                                       Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.                                       Extension of Lease Term. The Lease Term is hereby extended through June 30, 2010.

3.                                       Amendment of Section 1.01. Basic Lease Provisions and Definitions. Effective October 1, 2007, Section 1.01 of the Lease is hereby amended by deleting subsections D, E, G and K and substituting the following in lieu thereof:

“D.                              Minimum Annual Rent:

October 1, 2007 - October 31, 2007	$56,886.13 (1 month)
November 1, 2007 - October 31, 2008	$597,304.44 per year
November 1, 2008 - October 31, 2009	$609,791.64 per year
November 1, 2009 - June 30, 2010	$414,852.56 (8 months);

E.                                      Monthly Rental Installments:

October 1, 2007 - October 31, 2007	$ 56,886.13 per month
November 1, 2007 - October 31, 2008	$ 49,775.37 per month
November 1, 2008 - October 31, 2009	$ 50,815.97 per month
November 1, 2009 - June 30, 2010	$ 51,856.57 per month;

G.                                    Lease Term: extended through June 30, 2010;

K.                                   Brokers: Duke Realty Services, LLC representing Landlord, and Colliers Turley Martin Tucker representing Tenant;”

4.                             Amendment of Section 2.02. Construction of Tenant Improvements. Section 2.02 of the Lease is hereby amended by incorporating the following:

“Tenant is presently in possession of the Leased Premises, has inspected the same, and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto. Tenant acknowledges that the tenant finish improvements in Exhibit B, Exhibit B-l and Exhibit B-2 have been completed in a satisfactory manner.”

5.                                      Amendment of Section 9.02. Tenant’s Insurance. Section 9.02 of the Lease is hereby amended as follows:

(a)                                  Subparagraph B. of Section 9.02 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“B.                               Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $11,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.”

(b)                                 Subparagraph D. of Section 9.02 of the Lease is hereby amended by adding the following: “with limits of not less than an amount equal to two (2) years rent hereunder.”

(c)                                  The last paragraph of Section 9.02 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before November 1, 2007, and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsements to Tenant’s commercial general liability policies evidencing primary and non-contributory coverage afforded to the appropriate additional insureds. Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.”

6.                                       Amendment of Section 16.17. Option to Extend. Section 16.17 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

7.                                       Amendment of Article 16. Miscellaneous. Article 16 of the Lease is hereby amended by adding the following additional section:

“Section 16.18. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.”

8.                                       Brokerage Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Amendment are Duke Realty Services Limited Partnership, representing Landlord, and Colliers Turley Martin Tucker, representing Tenant. Each party shall indemnify the other party from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

9.                                       Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

10.                               Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

11.                               Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

12.                               Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUGAN FINANCING LLC,
a Delaware limited liability company

By:	Dugan Realty, L.L.C., its sole member

	By:	Duke Realty Limited Partnership, its manager

		By:	Duke Realty Corporation, its general partner

			By:	/s/ Jon C. Burger
Jon C. Burger
Senior Vice President
Cincinnati Group

STATE OF OHIO	)
) SS:
COUNTY OF HAMILTON	)

Before me, a Notary Public in and for said County and State, personally appeared Jon C. Burger, by me known to be the Senior Vice President, Cincinnati Group of Duke Realty Corporation, the general partner of Duke Realty Limited Partnership, the manager of Dugan Realty, L.L.C., the sole member of Dugan Financing LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing “Third Lease Amendment” on behalf of said limited liability company.

WITNESS my hand and Notarial Seal this 8th day of November, 2007.

/s/ Rose Andriacco
Notary Public
ROSE ANDRIACCO
Notary Public, State of Ohio
My Commission Expires March 8, 2010

(Printed Signature)

My Commission Expires:

My County of Residence:	Clermont

TENANT:

GAIAM, INC., a Colorado corporation

By:	/s/ Mark Lipien

Printed:	Mark Lipien

Title:	VP

STATE OF COLORADO	)
) SS:
COUNTY OF BROOMFIELD	)

Before me, a Notary Public in and for said County and State, personally appeared Mark Lipien, by me known and by me known to be the VP of Gaiam, Inc., a Colorado corporation, who acknowledged the execution of the foregoing “Third Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 1st day of November, 2007.

/s/ Chelli Lalik
Notary Public

Chelli Lalik
(Printed Signature)

My Commission Expires:	4-12-08

My County of Residence:	Jefferson